EMPLOYMENT AGREEMENT dated as of April 23, 2004 (this "Agreement"), by and between Brandywine Computer Group, Inc., a Delaware corporation (the "Company"), and Kevin Teder ("Executive")

       The Company and Executive desire to set forth in this Agreement their agreement on the terms and conditions upon which Executive will be employed by the Company as of the Company.
      In consideration of the mutual promises, representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
      1.	CERTAIN DEFINITIONS.
            For the purposes of this Agreement, the following terms shall have the following meanings:
            "$" means Dollars in the lawful currency of the United States of America.
            "Base Salary" shall have the meaning assigned to such term in Section 4.1.
            "Board" means the Board of Directors of the Company. "Business" means the business of providing enterprise resource planning, customer relationship management and supply chain management solutions and any other business activity during the Term in which the Company or any of its affiliates are engaged, or are actively preparing to engage during the
Term.
            "Cause" means (a) Executive's breach of any material term of this Agreement (including, without limitation, any of the agreements or covenants contained in Sections 3, 5, 6.1,
6.2, 6.3, 6.4, 8.13, 8.14 or 8.15), which breach is not cured within thirty (30) days of Executive's receipt of written notice specifying the relevant breach in reasonable detail, identifying such breach as "Cause" under this Agreement, and notifying Executive that he has 30 days from receipt of such notice to cure such breach, (b) Executive's conviction of a felony or any crime of theft, fraud or moral turpitude, (c) Executive's embezzlement or misappropriation of corporate funds, (d) any gross negligence or willful misconduct by Executive in
connection with his employment or his representation of the Company that results in any loss to the Company and its affiliates of over $25,000.00 (e) Executive's reporting to work impaired by or under the influence of alcohol or illegal drugs,
(f) Executive's engagement in the unlawful use or possession of illegal drugs on the Company's premises, (g) the Company's determination, after reasonable investigation, that Executive has engaged in sexual harassment or any other any act(s) likely to constitue a violation of any harassment or discrimination law, (i) Executive knowingly and willfully falsifying,
concealing, or covering up by any trick, scheme or device, a material fact or making any materially false or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any false or fraudulent statement, to or in connection with any matters for consideration by the Company's Board, shareholder, auditors, counsel, any affiliate of the Company or any governmental or administrative representative, agent, body or entity, and (j) Executive's failure to perform his stated duties in any material respect and to cure such failure (if curable) within 15 days of his receipt of written notice from the Board of the failure;
            "Competitive Activities" means the following
activities or businesses: (a) providing professional technology consulting services in enterprise resource planning, customer relationship management and supply chain management solutions,
(b) developing, producing, marketing, selling or distributing any other products or services that compete with the Business, operations or activities of the Company or any of its affiliates during the Term; (c) rendering advice or services in connection with the Business to, or otherwise assisting any other Person that is directly or indirectly engaged, or preparing to engage, in the Business, (d) soliciting or endeavoring to cause any
Person that is or was a customer, client, supplier, service provider, vendor or joint venture or strategic partner of the Company or its affiliates at any time during the Term, to terminate or adversely alter the volume or nature of their business relationship with the Company or any of its affiliates (including, without limitation, soliciting or endeavoring to cause such Persons to use any products or services that compete with the Business if offered by anyone other than the Company or any of its affiliates); and (e) causing or assisting any Person in any way to do, or attempt to do, anything prohibited by
clauses (a), (b), (c), (d) or (e) above, directly or indirectly.
             "Confidential Information" means any information owned by, or in the control of, the Company of a confidential or proprietary nature pertaining to the Business, operations or activities of the Company or of any of its affiliates, or of any other Person with whom Executive has been involved as a direct or indirect result of his employment by, or performance of other services (including without limitation, as an officer, director, employee, agent, representative, consultant or other independent contractor) for, the Company or any of its affiliates, including without limitation, any (a) Intellectual Property, Invention or Work for Hire, (b) plans, strategies, tactics and policies, (c) information regarding litigation or negotiations, (d) any marketing information, sales or product plans, prospects and market research data relating to the Business, (e) financial information, cost and performance data, debt arrangements, equity ownership or securities transaction information, (f) technical information, technical drawings and designs, (g) personnel information, personnel lists, resumes, personnel data, organizational structure, compensation and performance evaluations, (h) customer, vendor or supplier information, (i) information regarding the existence or terms of any agreement or relationship between the Company or any of its affiliates and any other party, and (j) any other information of whatever
nature, including without limitation, information that gives to the Company or any of its affiliates an opportunity to obtain an advantage over its competitors who or which do not have access to such information; provided, however, that Confidential Information shall not include (i) information which is or becomes (through no improper action by Executive) generally available to the public, or (ii) information that was in Executive's possession or known by him without restriction prior to receipt from, or in connection with Executive's performance of services on behalf of, the Company.
            "Disability" means Executive's adjudication (by final court order, not subject to appeal) as mentally incompetent, or the occurrence of a mental or physical disability preventing Executive from performing his duties under this Agreement for ninety (90) or more consecutive days, or one hundred eighty
(180) or more days within any calendar year.
            "Effective Date" means the date first written above. "Good Reason" means any breach by the Company of a material term of this Agreement or a material reduction in Executive's responsibilities, which breach is not cured within
30 days of receipt by the Board of written notice specifying the relevant breach in reasonable detail, identifying such breach as "Good Reason" under this Agreement, and notifying the Company that it has 30 days from receipt of such notice to cure such breach.
            "Intellectual Property" means any patent, copyright, trademark, trade name, trade secret, know how or any other proprietary information or right, or any application or license for any of the foregoing owned or held by the Company or any of its affiliates during the Term, whether acquired by the Company or any of its affiliates on, prior to or following the date of this Agreement.
            "Invention" means any and all inventions, discoveries and improvements made, conceived, created, developed or contributed to by Executive during the Term which are (a)
directly or indirectly related to the Business, operations or activities of the Company or any of its affiliates, (b) directly or indirectly related to Executive's employment by, or performance of other services (including as a director, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its affiliates, or (c) based upon Confidential Information.
            "Person" means an individual, partnership,
corporation, limited liability company, limited liability partnership, trust, joint venture, joint stock company or unincorporated organization.
            "Remaining Rights" means any and all rights, titles and interests of Executive in and to any of the following intellectual and personal property as of the Effective Date, other than the rights, titles and interests of Executive listed on Exhibit A, attached hereto: any and all inventions, discoveries, improvements, business plans, strategies, computer software, documentation, and other copyrightable works or any other intellectual property (including, but not limited to, materials or services subject to trademark or service mark registration), made, conceived, created, developed or contributed to by Executive which are (a) directly related to the Business, operations or activities of the Company or any of its affiliates as of the Effective Date, (b) directly related to Executive's employment by, or performance of other services (including as a director, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its affiliates, prior to the Effective
Date, or (c) based upon Confidential Information existing as of the Effective Date.
            "Severance Period" shall have the meaning assigned to such term in Section 7.1.
            "Term" means the period commencing on the Effective Date and ending on the earlier of the third anniversary thereof (or any extended date agreed on by the written mutual agreement of the parties hereto) or the date on which this Agreement is terminated in accordance with Section 7.
            "Termination Date" means the date on which Executive's employment by the Company is terminated for any reason.
            "Work for Hire" means any and all sales approaches, sales material, training material, computer software, documentation, other copyrightable works or any other
Intellectual Property (including without limitation, materials or services subject to trademark or service mark registration, but excluding Inventions) made, conceived, created, developed or contributed to by Executive during the Term and which are (a) directly or indirectly related to the Business, operations or activities of the Company or any of its affiliates, (b) directly or indirectly related to Executive's employment by, or performance of or other services (including as a director, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its affiliates, or (c) based upon Confidential Information.
      2.	TERM.
            The Company shall employ Executive for the Term in the position and for the duties set forth in Section 3. By mutual written agreement, the parties may extend the Term at any time.
      3.	POSITION AND DUTIES.
            Commencing on the Effective Date, the Company shall employ Executive, and Executive shall serve the Company, as an Executive Director of the Company during the Term. In such capacity, the Employee shall report to, and follow the directions of, the Board and perform such additional functions as may be determined from time to time by the Board and as are commensurate with the Employee's position.
      4.	COMPENSATION.
            4.1	Salary. Company shall compensate Executive for
his services at a minimum base salary of $165,000 per year
("Base Salary"), payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Executive's Base Salary may be increased from time to time in such amounts as may be determined by the Board, but may not be decreased without Executive's express written consent (unless the decrease is pursuant to a general compensation reduction applicable to all, or substantially all, officers of Company and Zanett, Inc., Company's sole stockholder
("Zanett"). In addition to his Base Salary, Executive shall be entitled to receive such bonus payments as may be determined appropriate by the Board

            4.2	Benefit Plans.  Executive shall be entitled to
participate in and receive benefits under any employee benefit plan or stock-based plan of Company, and shall be eligible for any other plans and benefits covering officers of Company, to the extent commensurate with his then duties and responsibilities fixed by the Board. Company shall not make any change in such plans or benefits which would adversely affect Executive's rights thereunder, unless such change affects all, or substantially all, officers of Company and Zanett

            4.3	Vacation.  Executive shall be entitled to paid
annual vacation in accordance with the policies established from time to time by the Board, which in no event shall be less than three weeks per annum. Regardless of what the Company's standard vacation policy may be, Executive shall not be entitled to extra cash payments for any vacation he does not utilize.

            4.4	Business Expenses.  Company shall reimburse
Executive or otherwise pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of Company, including, but not limited to, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board.

            4.5	Withholding.  The Company shall have the right to
deduct from any compensation paid to Executive hereunder all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to, income tax withholding and social security payments), whether such laws are now in effect or become effective after the date of this Agreement.

      5.	INTELLECTUAL PROPERTY OF THE COMPANY.
		5.1	Inventions.  During or after the Term, Executive
shall promptly disclose to the Company any and all Inventions, and shall promptly communicate to the Company any and all
information, details and data pertaining to any Inventions in such form as the Company requests.  Whenever Executive is
requested to do so by the Company, during or after the Term,
Executive shall promptly execute and deliver any and all
applications, assignments or other documents or instruments
deemed necessary or advisable by the Company to apply for and obtain Letters Patent of the United States or any foreign
country or other jurisdiction or to otherwise protect, confirm or establish the Company's full and exclusive interests in any
Inventions.  The obligations set forth in this Section 5.1 shall be binding upon the successors, assigns, executors,
administrators and other legal representatives of Executive.
		5.2	Work for Hire.  Any Work for Hire shall be
considered a "work made for hire" under the copyright law of the
United States or property of the Company under applicable
federal, state, local and foreign trademark laws (as
appropriate).  During or after the Term, Executive shall
promptly communicate to the Company any and all Works for Hire, and any and all information, details and data pertaining to any
Work for Hire, in such form as the Company requests.  To the extent that any Work for Hire fails to qualify as (a) a "work made for hire" under the copyright laws of the United States or any other jurisdiction or (b) property of the Company under
applicable federal, state, local or foreign trademark laws,
Executive hereby assigns each such Work for Hire and all right, title and interest therein in any and every jurisdiction to the
Company.  Whenever Executive is requested to do so by the
Company, during or after the Term, Executive shall promptly
execute and deliver any and all applications, assignments or other documents or instruments deemed necessary or advisable by the Company to apply for and confirm and effectuate full and exclusive ownership of each and every Work for Hire in the
Company, including without limitation, ownership of any moral rights under the copyright law of any nation or other
jurisdiction, or any other rights under the intellectual
property laws of any nation or other jurisdiction.  To the
extent that any jurisdiction worldwide recognizes moral rights, copyright rights or other proprietary rights of a similar nature in any Work for Hire which in such jurisdiction do not become property of the Company under the "work made for hire" doctrine, at the Company's request, Executive will execute and deliver, during or after the Term, such documents and instruments as may be deemed necessary to assign or waive such rights.  The
obligations set forth in this Section 5.2 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of Executive.
		5.3	Assignment of Remaining Rights.  Executive hereby
transfers, assigns, conveys, grants and sets over to the
Company, and its successors and assigns, forever, and the
Company hereby accepts, assumes and acquires from Executive for itself and its successors and assigns forever, all of
Executive's right, title and interest in and to the Remaining
Rights.  Executive hereby covenants and agrees that, at any time and from time to time during or after the Term, at the request of the Company or its successors or assigns, he will (a)
promptly and duly execute and deliver, or cause to be executed and delivered to the Company, all such further documents and instruments and (b) promptly take all such other and further action, as may be requested by the Company to more effectively transfer, assign, convey, grant, set over, vest, protect,
confirm and establish full and exclusive right, title and
interest in and to all of the Remaining Rights in and to the
Company and its successors and assigns forever, including
without limitation, any and all applications, assignments or other documents or instruments deemed necessary or advisable by the Company to apply for and obtain Letters Patent of the United
States or any foreign country or other jurisdiction.  The
obligations set forth in this Section 5.3 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of Executive.
      6.	COVENANTS OF EXECUTIVE.
      	6.1	Devotion to Duties.  Executive shall faithfully
and diligently do and perform all such acts and duties, and
furnish such services as are assigned to Executive as of the date this Agreement is signed, including but not limited to
those duties stipulated in Schedule A hereto, and such
additional or different acts, duties and services as the Board may assign in the future; and shall devote his full professional time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will faithfully and
diligently further the business and interests of Company, and shall not be employed by or participate or engage in or in any manner be a part of the management or operations of any business enterprise other than Company without the prior written consent of the Board, which consent may be granted or withheld in its sole discretion.
            6.2	Non-Disclosure; Return of Property.
      	(a)	Executive agrees that, during the Term and
prior to the fifth anniversary of the Termination Date, he
shall not use or disclose (except as necessary during the
Term in connection with the legitimate performance of
Executive's duties on behalf of the Company and in good
faith or as required by law or governmental authority) any
Confidential Information.
      	(b)	Upon the expiration of the Term, or upon the
earlier request of the Company, Executive and his legal or
personal representatives will promptly return to the
Company any and all information, documents or other
materials relating to or containing Confidential
Information which are, and any and all other property of
the Company which is, in Executive's possession, care or
control, regardless of whether such materials were created
or prepared by Executive or at Executive's request and
regardless of the form of, or medium containing, such
information, documents or other materials.
            6.3	Non-Competition. As part of the consideration for
the compensation and benefits to be paid to Executive hereunder, in keeping with Executive's duties as a fiduciary and in order to protect the Company's interests in the confidential information of Company and the business relationships developed by Executive with the clients and potential clients of the Company, and as an additional incentive for the Company to enter into this Agreement, the Company and Executive agree to the following non-competition provisions of this Agreement.
      During the Term of this Agreement and for a period of (x) one year following the date of termination of Executive's employment if terminated under Section 7(a) hereof or (y) six months following the date of termination of Executive's employment if terminated under Section 7(b) hereof, Executive shall not, directly or indirectly, participate, engage or assist in any Competitive Activities in the United States of America other than on behalf of and at the direction of the Company.
The foregoing covenant shall not be deemed breached as a result of the ownership by Executive of less than an aggregate of five percent of any class of stock of a Person engaged in Competitive
Activities; provided, however, that such stock is listed on a national securities exchange or is quoted on the National Market
System of the Nasdaq Stock Market.

      Executive understands that the foregoing restrictions may limit Executive's ability to engage in certain businesses anywhere in the United States of America during the period provided for above, but acknowledges that, Executive will receive sufficiently high compensation and other benefits under this Agreement to justify such restriction. It is expressly understood and agreed that the Company and Executive consider the restrictions contained in this Section 6.3 to be reasonable and necessary. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

            6.4	Non-Solicitation.  Subject to the Company's
performance of its payment obligations, if any, pursuant to Sections 7.1 and 7.2, prior to the second anniversary of the Termination Date, Executive shall not directly or indirectly solicit or recruit any Person employed or retained, or employed or retained within the preceding six (6) month period, as an employee, consultant or other independent contractor by the Company or any of its affiliates, or encourage any such Persons to terminate or adversely alter their relationship with the Company or any of its affiliates.

            6.5	Irreparable Harm.  Executive acknowledges and
admits that a breach of any of the covenants contained in Sections 6.2, 6.3 or 6.4 may cause the Company irreparable harm. Executive further acknowledges and admits that the damages resulting from such a breach may be difficult or impossible to ascertain, and may be of the sort that cannot be compensated by money or other damages. Executive therefore waives (and is estopped from asserting in a court of law or equity) any argument that the breach, or threatened breach, of any of the covenants contained in Sections 6.2, 6.3 or 6.4 does not constitute irreparable harm for which an adequate remedy at law is unavailable. Nothing contained in Sections 6.2, 6.3 or 6.4 or elsewhere in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for a breach, or threatened breach, by Executive of any of the covenants contained in Sections 6.2, 6.3 or 6.4.

7.	TERMINATION AND SEVERANCE.

            7.1	Termination without Salary Continuation.  In the
event (i) Executive terminates his employment hereunder other than for Good Reason, or (ii) Executive's employment is terminated by Company due to his death, or for Cause, Executive shall have no right to compensation or other benefits pursuant to this Agreement for any period after his last day of active employment.

            7.2	Termination with Salary Continuation.  In the
event (i) Executive's employment is terminated by Company for a reason other than death or Cause, or (ii) Executive terminates his employment for Good Reason, then Company shall:

      (a)	pay Executive a severance amount equal to
the lesser of (i) one-half (1/2) times Executive's Base Salary as of his last day of active employment, or (ii) the unpaid portion of Executive's Base Salary for the remainder of the Term of this Agreement; the severance amount shall be paid in a single sum within 30 days following the Termination Date; provided, however, that in the event Executive's employment is terminated due to a Disability, such amount shall be reduced by any payments received by Executive under disability policies provided for the benefit of Executive; and
      (b)	maintain and provide to Executive, at no
cost to Executive, for a period ending at the earliest of (i) the expiration of six (6) months from Executive's last day of active employment; (ii) the date of Executive's full-time employment by another employer; or (iii) Executive's death, continued participation in all group insurance, life insurance, health and accident, disability, and other employee benefit plans in which Executive would have been entitled to participate had his employment with Company continued throughout such period, provided that such participation is not prohibited by the terms of the plan or by Company for legal reasons.
            7.3	Termination Notice.  Except in the event of
Executive's death, a termination under this Agreement shall be effected by means of a Termination Notice.

8.	MISCELLANEOUS.
            8.1	Survival.  The representations, warranties,
covenants and agreements made herein shall survive the execution of this Agreement.
            8.2	Assignment.  This Agreement and the rights and
obligations hereunder shall be assignable only with the prior written consent of each of the parties.
            8.3	Benefits of Agreement.  This Agreement and all
obligations of the parties shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.
            8.4	Severability.  In case any provision of this
Agreement shall be declared by a court of competent jurisdiction to be invalid or unenforceable, then such provision shall be deemed automatically adjusted to conform to the requirements for validity or enforceability as declared at such time, and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In particular, any court considering the validity or enforceability of Section 6.2, 6.3 and/or 6.4, shall have and exercise the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and in any such case, this Agreement shall be enforceable as so modified. In the event that any provision of this Agreement deemed invalid or unenforceable is of such a nature that it cannot be so adjusted or reformed, the provision shall be deemed deleted from this Agreement as though the provision had never been included therein, and in any case, the remaining provisions of the Agreement shall remain in effect.
            8.5	Further Assurances.  Each party agrees to execute
such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Agreement.
            8.6	Amendment and Waiver.  This Agreement may be
amended, modified or waived only with prior written consent of each of the parties.
            8.7	Delays or Omissions.  It is agreed that no delay
or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies shall be cumulative and not alternative.
            8.8	Notices.  All notices required or permitted
hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified,
(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) the earlier of receipt or five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any notice herein required or permitted to be given shall be given by depositing the same in the United States first class mail, postage prepaid, or hand delivered or transmitted by facsimile, in any case with a copy sent by overnight courier service, and addressed to the parties as follows:
	If to the Company:	Brandywine Computer Group,
						Inc.
				5412 CourseView Drive, Suite 122
      Mason, OH  45040

	With a copy to:	Zanett, Inc.
135 East 57th Street
15th Floor
New York, NY  10022
Attention:  Pierre-Georges Roy,
	      Chief Legal Officer

	If to Executive:	Kevin Teder

or, to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

            8.9	Titles and Subtitles.  The titles of the sections
and subsections of the Agreement are for convenience of
reference only and are not to be considered in construing this
Agreement.
            8.10	Counterparts.  This Agreement may be executed in
any number of counterparts (facsimile or otherwise), each of which shall be an original, but all of which together shall
constitute one instrument.
            8.11	Pronouns.  All pronouns contained herein, and any
variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.
            8.12	Governing Law.  This Agreement shall be construed
in accordance with, and governed by, the laws of the State of
New York (without giving effect to its conflict of laws
principles).
            8.13	Consent to Jurisdiction and Service of Process.
Each of the parties hereby irrevocably and unconditionally
submits to the jurisdiction of the courts of the State of New
York and of the Federal courts sitting in the State of New York in any action or proceeding directly or indirectly arising out of or relating to this Agreement or the transactions
contemplated hereby (whether based in contract, tort, equity or any other theory).  Each of the parties agrees that all actions or proceedings arising out of or relating to this agreement may be litigated in any such State or, to the extent permitted by law, Federal court that sits in the County of New York, and
accordingly, each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. Each party further irrevocably consents to service of process in the manner provided for notices in Section 8.8.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
            8.14	Waiver of Jury Trial.  Each party waives any
right it may have to a trial by jury in any action or proceeding directly or indirectly arising out of or relating to this
Agreement or the transactions contemplated hereby (whether based on contract, tort, equity or any other theory).  Each of the parties (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and
certifications in this Section 9.14.
            8.15	Representations and Warranties by Executive.
Executive hereby represents and warrants to the Company that
(i) Executive's execution and delivery of this Agreement and the performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which Executive is a party or by which he is bound, and
(ii) there are no agreements or understandings that would make unlawful Executive's execution or delivery of this Agreement or his employment hereunder.
(Signature Page Follows)


      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the Effective Date.

BRANDYWINE COMPUTER GROUP, INC.


By:  /s/ Pierre-Georges Roy
						Name:  Pierre-Georges Roy
						Title:    Vice-President and
								Secretary


      	/s/ Kevin Teder

      	KEVIN TEDER